SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 28, 2004

CENTURY PACIFIC TAX CREDIT HOUSING FUND-II
(Exact name of registrant as specified in its charter)

CALIFORNIA	33-24537	95-4178283

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1 E. Stow Road,
Marlton, NJ 08053
Registrant’s telephone number, including area code         (856) 596-3008

Not Applicable
(Former name or former address, if changed since last report)

Item 4.     Changes in Registrant's Certifying Account

Effective July 28, 2004, Century Pacific Tax Credit Housing Fund-II ("Fund-II") dismissed its former certifying accountants, Rubin, Brown, Gornstein & Co., LLP ("Rubin") and appointed the firm of Asher & Co., Ltd ("Asher") to serve as its certifying accountants for its fiscal year ending March 31, 2004. The decision to change accountants was approved by the general partners of Fund-II.

During the fiscal year ended March 31, 2003, and the subsequent interim period preceding the date hereof, there were no disagreements between Fund-II and Rubin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rubin, would have caused them to make reference to the subject matter of the disagreements in connection with their reports.

Rubin’s reports on the above mentioned financial statements contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports for each of the years ended December 31, 2003 and December 31, 2002 contained an explanatory paragraph expressing doubt about the registrant’s ability to continue as a going concern.

There have been no events set forth in Item 304(a)(1)(v) of Regulations S-K that have occurred with respect to Fund-II within the last fiscal year or the subsequent interim period preceding the date hereof.

Also during the fiscal year ended March 31, 2003, and the subsequent interim period preceding the date hereof, Fund-II did not consult Asher regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits.

16.1   Letter from Rubin, Brown, Gornstein & Co., LLP ("Rubin") to the Securities and Exchange Commission regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PACIFIC TAX CREDIT HOUSING FUND-II (Registrant)

Dated: July 28, 2004	By:	CENTURY PACIFIC CAPITAL II CORPORATION, GENERAL PARTNER

	By:	/s/ James V. Bleiler
James V. Bleiler
Chief Financial Officer